SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

September 15, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for American Energy Production, Inc. (the "Company") and has reviewed the quarterly financial statements through June 30, 2009.

Effective September 11, 2009, the Company dismissed Seale and Beers, CPAs as its principal accountants.  We have read the Company's statements included in its Form 8-K dated September 15, 2009, and we agree with such statements contained therein insofar as they relate to our firm.

We have no knowledge of the Company’s consultations with their successor auditor, or lack thereof.

Sincerely,

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
September 15, 2009

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501